4 Q 2 0 E a r n i n g s P r e s e n t a t i o n J a n u a r y 2 8 , 2 0 2 1 Exhibit 99.2

Forward Looking Statements The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about our business, new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: the impact of COVID-19 on the U.S. and global economies, including business disruptions, reductions in employment and an increase in business failures, specifically among our clients; the impact of COVID-19 on our employees and our ability to provide services to our customers and respond to their needs as more cases of COVID-19 may arise in our primary markets; potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions, including as a result of our participation in and execution of government programs related to the COVID-19 pandemic or as a result of our actions in response to, or failure to implement or effectively implement, federal, state and local laws, rules or executive orders requiring that we grant forbearances or not act to collect our loans; the impact of forbearances or deferrals we are required or agree to as a result of customer requests and/or government actions, including, but not limited to our potential inability to recover fully deferred payments from the borrower or the collateral; damage verdicts or settlements or restrictions related to existing or potential class action litigation or individual litigation arising from claims of violations of laws or regulations, contractual claims, breach of fiduciary responsibility, negligence, fraud, environmental laws, patent or trademark infringement, employment related claims, and other matters; a prolonged downturn in the economy, mainly in New Jersey, New York, Florida and Alabama, as well as an unexpected decline in commercial real estate values within our market areas; higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law; the inability to grow customer deposits to keep pace with loan growth; a material change in our allowance for credit losses under CECL due to forecasted economic conditions and/or unexpected credit deterioration in our loan and investment portfolios; the need to supplement debt or equity capital to maintain or exceed internal capital thresholds; greater than expected technology related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations; the loss of or decrease in lower-cost funding sources within our deposit base, including our inability to achieve deposit retention targets under Valley's branch transformation strategy; cyber-attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems; results of examinations by the Office of the Comptroller of the Currency (OCC), the Federal Reserve Bank (FRB), the Consumer Financial Protection Bureau (CFPB) and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities; our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements or a decision to increase capital by retaining more earnings; unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather, the COVID-19 pandemic or other external events; unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors; and the failure of other financial institutions with whom we have trading, clearing, counterparty and other financial relationships. A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019 and in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

3 1 Pre-provision net revenue equals net interest income plus total non-interest income less total non-interest expense; PPNR / Avg. Assets is presented on an annualized basis; Please refer to the Non-GAAP Disclosure Reconciliation on pages 18 – 20 2 Please refer to the Non-GAAP Disclosure Reconciliation on pages 18 – 20 Enhanced Financial Performance 1.20% 1.44% 1.62% 1.38% 1.43% 1.69% 2018 2019 2020 Pre-Tax Pre-Provision ROAA 1 Reported Adjusted 131.7 139.1 182.5 134.1 214.5 183.0 2018 2019 2020 Non-Interest Income ($mm) Adjusted Reported 63.5% 56.8% 49.6% 57.9% 53.8% 47.4% 2018 2019 2020 Efficiency Ratio Reported Adjusted 11.34% 11.72% 12.64% $5.97 $6.73 $7.25 2018 2019 2020 Growing Capital and Driving Shareholder Value Total Risk-Based Capital Ratio Tangible Book Value per Share 2 2 2

4 4Q20 3Q20 4Q19 4Q20 3Q20 4Q19 Return on Average Assets Annualized 1.02% 0.99% 0.43% 1.10% 1.01% 1.03% Efficiency Ratio 51.6% 48.2% 70.9% 47.0% 46.6% 52.4% Pre-Provision Net Revenue 2 ($mm) $162.3 $172.2 $80.5 $177.5 $177.4 $131.6 PPNR / Average Assets 2 Annualized 1.57% 1.67% 0.91% 1.72% 1.72% 1.49% Diluted Earnings Per Share $0.25 $0.25 $0.10 $0.27 $0.25 $0.24 Reported Adjusted 1 Adjusted quarterly pre-provision net revenue growth of 35% year-over-year Year-over-year quarterly adjusted net income to common growth of +26% despite higher provision Interest expense declined 15% from the linked quarter and 56% from 4Q19 to offset asset yield pressure 1 Please refer to the Non-GAAP Disclosure Reconciliation on pages 18 – 20 2 Pre-provision net revenue equals net interest income plus total non-interest income less total non-interest expense; PPNR / Avg. Assets is presented on an annualized basis; Please refer to the Non-GAAP Disclosure Reconciliation on pages 18 – 20 4Q 2020 Highlights

5 $80.5 $172.2 $162.3 $131.6 $177.4 $177.5 0.91% 1.67% 1.57% 1.49% 1.72% 1.72% 4Q19 3Q20 4Q20 4Q19 3Q20 4Q20 PPNR PPNR / Avg. Assets Net Interest Income and Margin All metrics are represented on full tax equivalent basis Continued interest expense reductions helped insulate net interest margin from ongoing asset yield pressures Utilized excess liquidity to prepay $534mm of 2.48% FHLB advances in December Net Interest Margin, Profitability & Operating Leverage Pre-Provision Net Revenue ($mm) 1 $239.6 $266.4 $283.5 $284.1 $288.8 2.96% 3.07% 3.00% 3.01% 3.06% 4Q19 1Q20 2Q20 3Q20 4Q20 NII ($mm) NIM Gross Operating Income vs. Expense Growth (Adj. 4Q20 / 4Q19) 2 Reported 1 Reported pre-provision net revenue is equal to net interest income plus total non-interest income less total non-interest expense; please refer to the Non-GAAP Disclosure Reconciliation on pages 18 – 20 2 Please refer to the Non-GAAP Disclosure Reconciliation on pages 18 – 20 AdjustedYear-over-year quarterly NII growth of 21% (FTE) 21% 8% Adjusted Gross Operating Income Growth Adjusted Noninterest Expense Growth

6 Net Interest Income Analysis 2Q20 3Q20 4Q20 Net Interest Income (FTE) 285,340 284,119 288,833 PPP Impact (11,836) (14,772) (17,018) NII ex PPP 273,504 269,347 271,815 Earning Asset Analysis 2Q20 3Q20 4Q20 Avg. Earning Assets 37,776,834 37,767,710 37,806,500 PPP Impact (1,451,601) (2,247,326) (2,201,677) Earning Assets ex PPP 36,325,233 35,520,384 35,604,823 NIM Analysis 2Q20 3Q20 4Q20 Reported NIM (FTE) 3.02% 3.01% 3.06% Less : PPP Impact 0.01% (0.02%) 0.01% NIM ex PPP (FTE) 3.01% 3.03% 3.05% $ in 000s Impact of PPP 2,214 2,277 2,152 1,452 2,247 2,202 2Q20 3Q20 4Q20 PPP Loans Balance ($mm) End of Period Avg. Balance Fees related to PPP were $11mm in 4Q20 versus $9mm in 3Q20 Remaining unearned PPP fees are approximately $45mm as of 12/31/2020 PPP added 1bp to 4Q20 net interest margin

7 Interest Rate Positioning 1 BCD refers to Brokered Time Deposits. Aggressively reduced non-maturity deposit costs in 2020 Opportunity remains to reprice maturing CDs and borrowings lower and mitigate asset yield headwinds Will selectively take advantage of lower- cost wholesale funding and extend liability duration $2.1 $1.7 $0.3 $0.2 $1.1 $0.3 $0.5 $1.1 $1.0 $0.3 $0.1 1Q21 2Q21 3Q21 4Q20 CDs Borrowings BCDs 12-Month Forward Maturity Schedule ($bn) 1Q21 2Q21 3Q21 4Q21 Maturing CD Rates 0.82% 0.80% 0.84% 0.43% Maturing Borrowing Rates 0.46% 2.27% 2.92% - Maturing BCD Rates 0.34% 1.23% 0.57% 0.38% 1

8 12.8 16.0 6.7 9.2 9.7 6.7 4Q19 4Q20 Non-interest bearing $9.2 Savings, NOW & MMA $16.0 Time $6.7 Short-term borrowings $1.1 Long-term borrowings $2.3 Other $0.8 Avg. Deposit Balance ($MM) and Rate (%) Trends Year-over-Year Deposit Trends ($BN) Liquidity Position & Sources (as of 12/31/2020) Total Liabilities 12/31/2020 Deposits, Funding & Liquidity $36.1BN 1.18% 1.04% 0.48% 0.37% 0.30% 2.15% 1.92% 1.39% 0.95% 0.82% $5,000 $7,000 $9,000 $11,000 $13,000 $15,000 4Q19 1Q20 2Q20 3Q20 4Q20 Savings, NOW & MMA Time Deposits W.Avg Savings, NOW & MMA Rate W.Avg Time Deposits Rate Source $BN Cash & Equivalents $1.3 FHLB Borrowing Capacity $4.1 FRB Discount Window Availability $1.6 Unencumbered Securities $1.9 Uncommitted Fed Funds Lines $1.4 Total $10.3 Additional access to brokered deposit market and PPP Liquidity Facility as needed 1 Includes junior subordinated debt. Totals may not sum due to rounding. $29.2 $31.9 1 Time Noninterest Bearing Savings, Now & MMA 21% 29% 50% 33% 23% 44% + 9.4%

9 $1.6 $1.4 $0.9 $1.0 $1.4 4.10% 3.90% 3.27% 3.26% 3.35% 4.51% 4.44% 4.02% 3.89% 3.86% 4Q19 1Q20 2Q20 3Q20 4Q20 Origination Volume (Gross) New Origination Rate Avg. Portfolio Rate New Loan Originations ($bn) / Yields (%) vs Portfolio Yields (%) 2 1 Loan classifications according to call report schedule which may not correspond to classification outlined in earnings release. 2 Origination volume and new origination rate excludes PPP originations Loans & Loan Growth 4Q20 Loan Composition 1 Residential R.E. 13% Multifamily 16% Owner- Occupied CRE 10% C&I 15% C&I (PPP) 7% Consumer 8% Construction 5% Non Owner- Occupied CRE 26% $32.2bn 2020 Loan Growth 1 (11.4%) (6.6%) (4.4%) (2.4%) (1.5%) (0.0%) 2.7% 6.0% 9.5% Home Equity Auto Res. Mortgage C&I (ex. PPP) Multi-family Other Consumer Owner-Occupied CRE Construction Non-Owner Occupied CRE Excluding PPP, total loans increased 1.2% in 2020 4Q20 loan origination volumes continue to rebound and pipelines have re-built to pre-COVID levels Origination yields improved and spreads are at their widest level since 1Q19 Commercial line utilization (including construction) was unchanged from 3Q20 at 41% +$723mm +$99mm +$86mm $0mm ($81mm) ($117mm) ($193mm) ($96mm) ($56mm)

SLIDE 10

Outstanding Loan Deferrals

	4Q20 Balance ($MM)	Deferral Information as of 12/31/20	
		Active Deferral ($MM)	Active Deferral / 4Q20 Loan Balance
Commercial Loans & Leases	$25,333	$316	1.2%
Residential & Home Equity [1]	$4,615	$37	0.8%
Auto & Other Consumer	$2,269	$8	0.4%
Total	**$32,217**	**$361**	**1.1%**

Previously Disclosed Active Deferrals / Loan Balance		
9/30/2020	7/10/2020	5/6/2020
3.1%	8.6%	12.9%
5.7%	10.0%	9.1%
0.5%	2.9%	3.3%
3.3%	**8.4%**	**11.6%**

Deferrals in Primary COVID-19 Exposed Segments [2]

	Active Deferrals / Loans			
Borrower Industry [3]	12/31/20	9/30/20	7/10/20	5/6/20
Primary Exposure				
Doctor & Surgery	0.9%	4.9%	16.5%	29.9%
Retail Trade	2.7%	3.5%	21.2%	32.4%
Hotels & Hospitality	--	15.0%	12.3%	45.7%
Restaurants & Foodservice	7.9%	8.7%	11.3%	25.2%
Entertainment & Recreation	1.7%	1.0%	7.7%	9.4%
Primary Exposure Sub-Total	**2.3%**	**7.1%**	**14.8%**	**31.3%**

Deferral Insights *(information as of 12/31/20)*

- **52% of active commercial deferrals are current on interest payments**
- Weighted average LTV of active commercial deferrals: ~60%
- 92% of previously deferred commercial loans have exited deferral and returned to full-pay status
- Majority of active commercial deferrals are in New York and New Jersey
- Active loan deferrals in previously disclosed "Secondary Exposure" categories [2] are immaterial at 0.4%

Totals may not sum due to rounding. Initial deferral period not to exceed 180 days.

[1] Reflects residential mortgage loans held in portfolio. [2] See page 17 in Appendix for more information. [3] Borrower industry based on NAICS and SIC codes.

11 $38.1 $49.3 $46.9 4Q19 3Q20 4Q20 4Q20 Adjusted Non-Interest Income ($MM) 1 Adjusted quarterly non-interest income increased 23% year-over-year For the year, swap fees totaled $59mm up from $33mm in 2019 Despite strong net interest income growth, adjusted non-interest income comprised 14.0% of revenue in 2020, up from 13.4% in 2019 1 Please refer to the Non-GAAP Disclosure Reconciliation on pages 18 – 20 Fee Income Other 15% Trust, Investment & Insurance 11% Loan Servicing Fees 6% Service Charges 11% Gain-on-Sale of Loans, net 34% Swap Fees 23% $46.9MM Adjusted Non-Interest Income ($MM) 1

12 $157.3 $3.9 $9.7 $2.1 Adjusted Expenses Amortization of tax credits Debt Extinguishment Severance 5 Quarter Operating Expense Trends ($ in millions) 70.9 48.2 51.6 52.4 46.6 47.0 4Q19 Reported 3Q20 Reported 4Q20 Reported 4Q19 Adjusted 3Q20 Adjusted 4Q20 Adjusted Efficiency Ratio (%) 1 Continued focus on expense control as we navigate a challenging operating environment Debt extinguishment and severance charges help position us for strong future performance Outperformed our 51% efficiency goal with an adjusted efficiency ratio of 47.4% for 2020 1Refer to the appendix on pages 18 – 20 regarding non-GAAP financial measures. Sums may be inconsistent due to rounding. 4Q20 Adjusted Operating Expenses ($, in millions) 1 Non-Interest Expense 2 196.1 155.7 157.2 160.2 173.1 145.1 151.1 153.4 155.0 157.3 4Q19 1Q20 2Q20 3Q20 4Q20 Reported Expenses Adjusted 1 Includes materially higher merger related charges and debt extinguishment 4Q20 Expense Commentary 2020 Goal: 51.0% $1.1 $1.4 Fixed Asset Impairment Expense COVID-19 Other Notable Items

13 0.31% 0.68% 0.65% 0.59% 0.58% 4Q19 1Q20 2Q20 3Q20 4Q20 Asset Quality Non-Accrual Loans / Total Loans Net Charge-offs & Provision ($mm) $6 $5 $15 $15 $3 $5 $34 $41 $31 $19 0.08% 0.06% 0.18% 0.19% 0.04% 4Q19 1Q20 2Q20 3Q20 4Q20 Net Charge-offs Provision for Loans NCOs / Avg. Loans Allowance for Credit Losses for Loans / Total Loans Net Change in Allowance for Credit Losses for Loans ($MM) 0.99% 1.03% 0.55% 0.96% 0.99% 1.03% 1.09% 1.06% 1.11% 1.17% 4Q19 1Q20 2Q20 3Q20 4Q20 ACL / Loans ex. PPP $264.2 $351.4 $20.9 $16.1 $50.1 1/1/20 ACL Specific Reserves Quantitative Economic / Qualitative 12/31/20 ACL

14 Equity & Capitalization $6.73 $6.82 $6.96 $7.12 $7.25 $10.35 $10.43 $10.56 $10.71 $10.85 12/31/19 3/31/20 6/30/20 9/30/20 12/31/20 TBV per share Book Value per share Book Value and Tangible Book Value per Share 1 Equity Capitalization Level 1 Please refer to the Non-GAAP Disclosure Reconciliation on pages 18 – 20 8% year-over-year tangible book value growth 7.54% 7.32% 7.00% 7.32% 7.47% 11.71% 11.31% 10.75% 11.13% 11.28% 12/31/19 3/31/20 6/30/20 9/30/20 12/31/20 Tangible Common Equity / Tangible Assets Equity / Assets $2.2BN PPP loans reduce TCE / TA by ~43 bp in 4Q20 Holding Company Capital Ratios 12/31/19 9/30/20 12/31/20 Year-over-Year Change Tier 1 Leverage 8.76% 7.89% 8.06% (70 bp) Common Equity Tier 1 9.42% 9.71% 9.94% +52 bp Tier 1 Risk-Based 10.15% 10.42% 10.66% +51 bp Total Risk-Based 11.72% 12.37% 12.64% +92 bp

A p p e n d i x

16 CRE Detail as of 12/31/2020 Portfolio by Collateral Type Apartment & Residential 28% Retail 20% Mixed Use 11% Office 11% Industrial 11% Healthcare 8% Specialty & Other 11% Portfolio by Geography Florida 25% New Jersey 25% Other 14% Other NYC Boroughs 14% Manhattan (Multifamily) 6% Manhattan (Other) 5% New York (ex. NYC) 11% Geography Outstanding ($BN) % of Total Wtd. Avg. LTV Wtd. Avg. DSCR Florida $4.2 25% 63% 1.71x New Jersey $4.1 25% 60% 1.74x Other $2.4 14% 63% 1.71x Other NYC Boroughs $2.3 14% 52% 1.43x Manhattan $1.9 11% 34% (50% ex Co-Ops) 1.63x New York (ex. NYC) $1.8 11% 55% 1.62x Total $16.7 100% 56% 1.69x $16.7bn $16.7bn

17 COVID-19 Exposed Loan Segments Totals may not sum due to rounding. 1 Borrower industry based on NAICS and SIC codes. 2 Secondary categories: Nursing & Residential Care, Wholesale Trade, Manufacturing, Child Care & Education Exposure to primary COVID-19 exposed loan segments has remained stable at roughly 7% of non-PPP loans Active loan deferrals in “Primary Exposure” categories have declined to 2.3% from 7.1% in September and 31.3% in May Active loan deferrals in previously disclosed “Secondary Exposure” categories 2 are immaterial at 0.4% Non-PPP Loan Balance (12/31/20) Active Deferrals as of 12/31/20 Prev. Disclosed Deferrals / Loans Borrower Industry 1 ($MM) % of non-PPP Loans ($MM) % of Industry 9/30/20 7/10/20 5/6/20 Primary Exposure Doctor & Surgery $511 1.7% $5 0.9% 4.9% 16.5% 29.9% Retail Trade 596 2.0% 16 2.7% 3.5% 21.2% 32.4% Hotels & Hospitality 505 1.7% -- -- 15.0% 12.3% 45.7% Restaurants & Foodservice 329 1.1% 26 7.9% 8.7% 11.3% 25.2% Entertainment & Recreation 216 0.7% 4 1.7% 1.0% 7.7% 9.4% Primary Exposure Sub-Total $2,156 7.2% $50 2.3% 7.1% 14.8% 31.3%

SLIDE 18

Non-GAAP Disclosure Reconciliation

($ in thousands, except for share data)	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020	Three Months Ended December 31, 2019	Years Ended December 31, 2020	Years Ended December 31, 2019	Years Ended December 31, 2018
Adjusted net income available to common shareholders:						
Net income, as reported	$105,363	$102,374	$38,104	$390,606	$309,793	$261,428
Less: Gain on the sale of Visa Class B shares (net of tax) (a)	—	—	—	—	—	(4,677)
Less: Gain on sale leaseback transactions (net of tax)(b)	—	—	—	—	(56,414)	—
Add: Losses on extinguishment of debt (net of tax)	6,958	1,691	22,992	8,649	22,992	—
Add: Net impairment losses on securities (net of tax)	—	—	—	—	2,104	—
Add: (Gains) Losses on securities transactions (net of tax)	(468)	33	26	(377)	108	1,677
Add: Severance expense (net of tax)(c)	1,489	—	—	1,489	3,477	1,907
Add: Tax credit investment impairment (net of tax)(d)	—	—	—	—	1,746	—
Add: Branch related asset impairment (net of tax)(e)	—	—	—	—	—	1,304
Add: Legal expenses (litigation reserve impact only, net of tax)	—	—	—	—	—	8,726
Add: Merger related expenses (net of tax)(f)	96	76	10,861	1,371	11,929	12,494
Add: Income tax expense (benefit)(g)	—	—	18,667	—	31,123	(274)
Net income, as adjusted	$113,438	$104,174	$90,650	$401,738	$326,858	$282,585
Dividends on preferred stock	3,172	3,172	3,172	12,688	12,688	12,688
Net income available to common shareholders, as adjusted	$110,266	$101,002	$87,478	$389,050	$314,170	$269,897

(a) The gain from the sale of non-marketable securities is included in other non-interest income.
(b) The gain on sale leaseback transactions is included in gains on the sales of assets within other non-interest income.
(c) Severance expenses are included in salary and employee benefits expense.
(d) Impairment is included in the amortization of tax credit investments.
(e) Branch related asset impairment is included in net losses on sale of assets within non-interest income.
(f) Merger related expenses are primarily within salary and employee benefits expense, professional and legal fees, and other expense.
(g) Income tax expense related to reserves for uncertain tax positions in 2019.

	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020	Three Months Ended December 31, 2019	Years Ended December 31, 2020	Years Ended December 31, 2019	Years Ended December 31, 2018
Adjusted per common share data:						
Net income available to common shareholders, as adjusted	$110,266	$101,002	$87,478	$389,050	$314,170	$269,897
Average number of shares outstanding	403,872,459	403,833,469	355,821,005	403,754,356	337,792,270	331,258,964
Basic earnings, as adjusted	$0.27	$0.25	$0.25	$0.96	$0.93	$0.81
Average number of diluted shares outstanding	405,799,507	404,788,526	358,864,876	405,046,207	340,117,808	332,693,718
Diluted earnings, as adjusted	$0.27	$0.25	$0.24	$0.96	$0.92	$0.81
Adjusted annualized return on average tangible shareholders' equity:						
Net income, as adjusted	$113,438	$104,174	$90,650	$401,738	$326,858	$282,585
Average shareholders' equity	4,582,329	4,530,671	3,804,902	4,500,067	3,555,483	3,304,531
Less: Average goodwill and other intangible assets	1,447,838	1,451,889	1,256,137	1,454,349	1,182,140	1,163,398
Average tangible shareholders' equity	3,134,491	3,078,782	$2,548,765	3,045,718	2,373,343	$2,141,133
Annualized return on average tangible shareholders' equity, as adjusted	14.48%	13.53%	14.23%	13.19%	13.77%	13.20%
Adjusted annualized return on average assets:						
Net income, as adjusted	$113,438	$104,174	$90,650	$401,738	$326,858	$282,585
Average assets	$41,308,943	$41,356,737	$35,315,682	$40,557,346	$33,442,738	$30,229,276
Annualized return on average assets, as adjusted	1.10%	1.01%	1.03%	0.99%	0.98%	0.93%
Adjusted annualized return on average shareholders' equity:						
Net income, as adjusted	$113,438	$104,174	$90,650	$401,738	$326,858	$282,585
Average shareholders' equity	$4,582,329	$4,530,397	$3,804,902	$4,500,067	$3,555,483	$3,304,531
Annualized return on average shareholders' equity, as adjusted	9.90%	9.20%	9.53%	8.93%	9.19%	8.55%

SLIDE 19

Non-GAAP Disclosure Reconciliation

($ in thousands)	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020	Three Months Ended December 31, 2019	Years Ended December 31, 2020	Years Ended December 31, 2019	Years Ended December 31, 2018
Annualized return on average tangible shareholders' equity:						
Net income, as reported	$105,363	$102,374	$38,104	$390,606	$309,793	$261,428
Average shareholders' equity	4,582,329	4,530,671	3,804,902	4,500,067	3,555,483	3,304,531
Less: Average goodwill and other intangible assets	1,447,838	1,451,889	1,256,137	1,454,349	1,182,140	1,163,398
Average tangible shareholders' equity	3,134,491	3,078,782	$2,548,765	3,045,718	2,373,343	$2,141,133
Annualized return on average tangible shareholders' equity	13.45%	13.30%	5.98%	12.82%	13.05%	12.21%
Adjusted efficiency ratio:						
Non-interest expense, as reported	$173,141	$160,185	$196,146	$646,148	$631,555	$629,061
Less: Loss on extinguishment of debt (pre-tax)	9,683	2,353	31,995	12,036	31,995	—
Less: Severance expense (pre-tax)	2,072	—	—	2,072	4,838	2,662
Less: Legal expenses (litigation reserve impact only, pre-tax)	—	—	—	—	—	12,184
Less: Merger-related expenses (pre-tax)	133	106	15,110	1,907	16,579	17,445
Less: Amortization of tax credit investments (pre-tax)	3,932	2,759	3,971	13,335	20,392	24,200
Non-interest expense, as adjusted	$157,321	$154,967	$145,070	$616,798	$557,751	$572,570
Net interest income	287,920	283,086	238,541	1,118,904	898,048	857,203
Non-interest income, as reported	47,533	49,272	38,094	183,032	214,520	134,052
Add: Net impairment losses on securities (pre-tax)	—	—	—	—	2,928	—
Add: Branch related asset impairment (pre-tax)	—	—	—	—	—	1,821
Add: (Gains) Losses on securities transactions, net (pre-tax)	(651)	46	36	(524)	150	2,342
Less: Gain on the sale of Visa Class B shares (pre-tax)	—	—	—	—	—	6,530
Less: Gain on sale leaseback transaction (pre-tax)	—	—	—	—	78,505	—
Non-interest income, as adjusted	$46,882	$49,318	$38,130	$182,508	$139,093	$131,685
Gross operating income, as adjusted	$334,802	$332,404	$276,671	$1,301,412	$1,037,141	$988,888
Efficiency ratio, as adjusted	46.99%	46.62%	52.43%	47.39%	53.78%	57.90%
Annualized pre-provision net revenue / average assets						
Net interest income	$287,920	$283,086	$238,541	$1,118,904	$898,048	$857,203
Non-interest income, as reported	47,533	49,272	38,094	183,032	214,520	134,052
Less: Non-interest expense, as reported	173,141	160,185	196,146	646,148	631,555	629,061
Pre-provision net revenue	$162,312	$172,173	$80,489	$655,788	$481,013	$362,194
Average assets	$41,308,943	$41,356,737	$35,315,682	$40,557,346	$33,442,738	$30,229,276
Annualized pre-provision net revenue / average assets	1.57%	1.67%	0.91%	1.62%	1.44%	1.20%
Annualized pre-provision net revenue / average assets, as adjusted						
Net interest income	$287,920	$283,086	$238,541	$1,118,904	$898,048	$857,203
Non-interest income, as adjusted	46,882	49,318	38,130	182,508	139,093	131,685
Less: Non-interest expense, as adjusted	157,321	154,967	145,070	616,798	557,751	572,570
Pre-provision net revenue, as adjusted	$177,481	$177,437	$131,601	$684,614	$479,390	$416,318
Average assets	$41,308,943	$41,356,737	$35,315,682	$40,557,346	$33,442,738	$30,229,276
Annualized pre-provision net revenue / average assets, as adjusted	1.72%	1.72%	1.49%	1.69%	1.43%	1.38%

20 Non-GAAP Disclosure Reconciliation December 31, September 30, June 30, March 31, December 31, December 31, ($ in thousands, except for share data) 2020 2020 2020 2020 2019 2018 Tangible book value per common share: Common shares outstanding 403,858,998 403,878,744 403,795,599 403,744,148 403,278,390 331,431,217 Shareholders' equity $4,592,120 $4,533,763 $4,474,488 $4,420,998 $4,384,188 $3,350,454 Less: Preferred Stock 209,691 209,691 209,691 209,691 209,691 209,691 Less: Goodwill and other intangible assets 1,452,891 1,449,282 1,453,330 1,458,095 1,460,397 1,161,655 Tangible common shareholders' equity $2,929,538 $2,874,790 $2,811,467 $2,753,212 $2,714,100 $1,979,108 Tangible book value per common share $7.25 $7.12 $6.96 $6.82 $6.73 $5.97 Tangible common equi ty to tangible assets: Tangible common shareholders' equity $2,929,538 $2,874,790 $2,811,467 $2,753,212 $2,714,100 $1,979,108 Total assets 40,693,576 40,747,492 41,626,497 39,089,443 37,436,020 31,863,088 Less: Goodwill and other intangible assets 1,452,891 1,449,282 1,453,330 1,458,095 1,460,397 1,161,655 Tangible assets $39,240,685 $39,298,210 40,173,167 $37,631,348 $35,975,623 $30,701,433 Tangible common equity to tangible assets 7.47% 7.32% 7.00% 7.32% 7.54% 6.45% As of

21 ▪ Log onto our website: www.valley.com ▪ Email requests to: tlan@valley.com ▪ Call Travis Lan in Investor Relations, at: (973) 686-5007 ▪ Write to: Valley National Bank 1455 Valley Road Wayne, New Jersey 07470 Attn: Travis Lan, SVP – Director, Corporate Finance & Business Development ▪ Log onto our website above or www.sec.gov to obtain free copies of documents filed by Valley with the SEC For More Information